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                                                                   EXHIBIT 23.9

                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

  I, John T. Potts, Jr., hereby consent to being named in the Registration Statement on Form S-4 of Cell Genesys, Inc. as a person designated as a director of Cell Genesys, Inc.

                                          /s/ John T. Potts, Jr.
Dated: April 19, 1997